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                                                                Exhibit 10.14(c)

                               SECOND AMENDMENT TO

               AGREEMENT OF LIMITED LIABILITY LIMITED PARTNERSHIP

                                       OF

                          SBR-FORTUNE ASSOCIATES, LLLP


     This Second Amendment ("SECOND AMENDMENT") to the Agreement of Limited Liability Limited Partnership of SBR-FORTUNE ASSOCIATES, LLLP, dated as of January 17, 2005 as amended by that certain First Amendment to Agreement of Limited Liability Limited Partnership of SBR-Fortune Associates, LLLP dated as of February 25, 2005 (collectively, the "EXISTING AGREEMENT") is made effective as of March 2, 2005 by and among the General Partner (as such term is defined in the Existing Agreement) and Limited Partners (as such term is defined in the Existing Agreement).

                                   WITNESSETH:

     WHEREAS, the General Partner and Limited Partners are all of the parties to the Existing Agreement; and

     WHEREAS, the General Partner and Limited Partners desire to amend the Existing Agreement as provided below and, except as otherwise provided below, intend that the Existing Agreement shall remain in full force and effect.

     NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and Limited Partners hereby agree as follows:

     1. The foregoing recitals are hereby acknowledged to be true and accurate and are incorporated herein by this reference. Unless otherwise provided herein all terms appearing in initial capitalized letters shall have the meanings ascribed to them in the Existing Agreement.

     2. The following definitions shall be added to Section 1.1 and to the extent a term below appears in Section 1.1 of the Existing Agreement, such definition shall be replaced with the following:

     "CURRENT OPERATING EXPENDITURES: The expenditures of the Partnership for each Fiscal Year, or part thereof, arising from the ordinary course of the Partnership's business, including, without limitation, the following:

          (1) general operating expenses including, but not limited to, insurance, taxes, assessments, architectural, engineering, permitting, legal, accounting and other professional fees, Deferred Fees, marketing, construction and any other expenses expended on behalf of the Partnership in relation to its business operation, but excluding the Hotel Shutdown Payments;

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          (2)  payments of principal and interest upon indebtedness of the
               Partnership entered into in accordance with the terms of this Agreement including Designated Expense Item Loans but excluding Default Financings;

          (3) establishment of appropriate reserves for debt service, capital improvements and repairs, to provide working capital or any other contingency of the Partnership;

          (4) expenses incurred in connection with and the establishment of reserves for the restoration of the Property resulting from the casualty or condemnation of the Property; and

          (5) defeasance, prepayment or comparable expenses or charges required to be paid in connection with the retirement or replacement of the Existing Indebtedness.

     DESIGNATED EXPENSE ITEM LOANS: Shall have the meaning as set forth in
     Section 5.6.

     DESIGNATED EXPENSE ITEMS: Shall have the meaning as set forth in Section
     5.6.

     EXCESS FINANCING COSTS: Shall mean the sum of (a) that portion of the interest expense of the Partnership for each period in which the drawn down portion of the Non-Construction Loan Indebtedness exceeds the sum of (I) Thirty-Nine Million Dollars ($39,000,000.00) and (II) the Incremental Indebtedness, and which interest portion is attributable to such excess, plus (b) the portion of the costs incurred in connection with obtaining, negotiating and closing all Non-Construction Loan Indebtedness which are either (I) agreed by the Partners, or (II) in the absence of such an agreement, equal to the product of (i) all such costs described in clause
     (b) incurred by the Partnership as a result of such Non-Construction Loan Indebtedness (but only to the extent such costs would not otherwise have been incurred had the Non-Construction Loan Indebtedness not been in excess of the Indebtedness Threshold), and (ii) a fraction, the numerator of which is the excess of [(x) the total Non-Construction Loan Indebtedness, over
     (y) the sum of (I) Thirty-Nine Million Dollars ($39,000,000.00) and (II) the Incremental Indebtedness] and the denominator of which is the total Non-Construction Loan Indebtedness.

     EXISTING REALTY CLAIMS: Those claims which are so defined in the Realty Purchase Agreements.

     INCREMENTAL INDEBTEDNESS: The principal amount of indebtedness incurred by the Partnership (other than Designated Expense Item Loans), and interest thereon, to pay (i) Realty Insurance Premiums, (ii) all sums necessary to remove and satisfy Existing Realty Claims, and (iii) all sums necessary to remove and satisfy New Non-Seller Realty Claims.

     INDEBTEDNESS THRESHOLD: Shall mean the sum of (i) Forty-Five Million Dollars ($45,000,000.00), and (ii) the Incremental Indebtedness.

     NEW NON-SELLER REALTY CLAIMS: Those claims which are so defined in the Realty Purchase Agreement.

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     NON-CONSTRUCTION LOAN INDEBTEDNESS: The aggregate of the Bridge Loan and any other indebtedness secured by a mortgage or mortgages encumbering the Property and incurred by the Partnership prior to the closing of the Construction Loan. In no event may the principal amount of the Non-Construction Loan Indebtedness outstanding at any time and from time to time exceed the sum of (i) Sixty Million Dollars ($60,000,000.00) and (ii) the Incremental Indebtedness, without the consent of Sonesta.

     REALTY INSURANCE PREMIUMS: Any and all premiums paid by the Partnership with respect to insurance policies relating to the Property and the Hotel and the operation and use thereof, including but not limited to hazard and liability insurance.

     SONESTA ALLOCABLE EXPENSE BURDEN: An amount equal to the sum of (i) fifty percent (50%) of the Realty Insurance Premiums, (ii) fifty percent (50%) of the Existing Realty Claims, and (iii) one hundred percent (100%) of the Seller Claims (as such term is defined in the Realty Purchase Agreement).

     SONESTA GUARANTEED AMOUNT: An amount to be paid by the Fortune Partners to Sonesta, if at all, immediately prior to the liquidation of the Partnership, if, as a result of aggregate distributions made by the Partnership to Sonesta pursuant to Section 7.1 and Section 7.2, Sonesta's Unreturned Capital has not been reduced to equal the Sonesta Allocable Expense Burden. In such event, the Fortune Partners shall pay to Sonesta an amount equal to the difference, if any, between (i) the amount Sonesta would have received pursuant to Sections 7.1 and 7.2 if the Existing Indebtedness had been satisfied by a Capital Contribution made by the Fortune Partners, and (ii) the sum of (y) the amount actually received by Sonesta pursuant to Sections 7.1 and 7.2, and (z) the Sonesta Allocable Expense Burden. The operation of this definition is illustrated on SCHEDULE SGA attached hereto."

     3. Subsection 5.2(a)(ii) of the Existing Agreement is hereby amended by deleting the present Subsection 5.2(a)(ii) of the Existing Agreement and replacing it with the following Subsection 5.2(a)(ii):

"Notwithstanding anything to the contrary contained herein, if and to the extent that at any time prior to the closing of the Construction Loan, Fortune GP desires to cause the Partnership to encumber the Property with indebtedness of any kind or nature, including but not limited to the Bridge Loan, in an aggregate principal amount in excess of the Indebtedness Threshold (such excess, the "EXCESS INDEBTEDNESS"), as a condition to drawing down any such additional indebtedness the Fortune Partners must contemporaneously therewith make Additional Capital Contributions if and to the extent necessary so that the aggregate Capital Contributions made by the Fortune Partners while such Excess Indebtedness is outstanding is not less than the sum of (i) Thirty Million Dollars ($30,000,000.00) and (ii) the then funded Excess Indebtedness. In no event, however, shall the total amount of the total Non-Construction Loan Indebtedness incurred by the Partnership prior to the closing of the Construction Loan exceed the sum of (i) Sixty Million Dollars ($60,000,000.00) and (ii) the Incremental Indebtedness without Sonesta's prior consent."

     4. The Existing Agreement shall be amended by adding thereto the following Section 5.6:

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     "5.6 INCREMENTAL INDEBTEDNESS; DESIGNATED EXPENSE ITEMS; DESIGNATED EXPENSE
          ITEM LOANS


          Notwithstanding anything to the contrary contained herein, the Partners recognize and agree that the General Partner shall seek to obtain third party financing to pay for Realty Insurance Premiums and to remove and satisfy all Existing Realty Claims and all New Non-Seller Realty Claims (the "DESIGNATED EXPENSE ITEMS"). Any such indebtedness so incurred shall constitute the "Incremental Indebtedness." The Incremental Indebtedness need not be a separate loan facility, rather it may be part of the Bridge Loan or the Construction Loan. The Partners have further agreed that in the event the General Partner is unable, at any time or from time to time, to obtain third party financing to pay for the cost of the Designated Expense Items, the General Partner shall notify all of the Partners of its inability to do so and shall request that the Partners make loans to the Partnership for their pro rata share of the then necessary cost of the Designated Expense Items. All Partners electing to make such loans, which shall be discretionary in all events, shall make such loans in proportion to their Percentage Interests or in such other proportions as they agree. All such loans shall be "DESIGNATED EXPENSE ITEM LOANS" and shall bear interest at the lowest applicable federal rate in effect on the date on which the Designated Expense Item Loan is made and shall be repayable prior to any other distribution to the Partners pursuant to Article 7; provided however that in the event that only Sonesta, on the one hand, or either of the Fortune Partners, on the other hand, elect to make such Designated Expense Item Loans, such loans shall bear interest at the rate of fifteen percent (15%) per annum compounded annually."

     5. Except as and to the extent modified herein, the Existing Agreement shall remain in full force and effect according to its terms and is hereby ratified.

     6. All of the terms and conditions herein contained shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     7.   This Second Amendment shall be governed by Florida law.

     8. The Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterparts received by facsimile shall be treated the same as originals.

                            [SIGNATURE PAGE FOLLOWS.]

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     IN WITNESS WHEREOF, the parties have executed the Second Amendment as of the day and year provided above.

                            GENERAL PARTNER:

                            FORTUNE KB GP, LLC, a Florida limited liability company

                            By: Fortune International Management, Inc., Manager

                                  By:     /S/
                                     ----------------------------------------
                                     Name:  Edgardo Defortuna
                                     Title: President


                            LIMITED PARTNERS:

                            FORTUNE KB, LLC, a Florida limited liability company

                            By: Fortune International Management, Inc., Manager

                                  By:     /S/
                                     ----------------------------------------
                                     Name:  Edgardo Defortuna
                                     Title: President


                            SONESTA BEACH RESORT LIMITED
                            PARTNERSHIP, a Delaware limited partnership

                                  By: Florida Sonesta Corporation, a Florida
                                      corporation

                                  By:     /S/
                                     ----------------------------------------
                                     Name:  Peter Sonnabend
                                     Title: Vice-President

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